UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): May 6, 2014

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2014, CRFD Research, Inc. (“CRFD”), a Delaware corporation and a wholly owned subsidiary of Marathon Patent Group, Inc. (the “Company”), entered into a patent license agreement (the “CRFD IP Agreement”) with RPX Corporation, a Delaware corporation (“RPX”). The CRFD IP Agreement provides for the licensing of certain patents to RPX at the closing of the transaction.

The above description of the transactions and agreements discussed herein does not purport to be complete and is qualified in its entirety by the CRFD IP Agreement. To the extent required by rules and regulations promulgated by the Securities and Exchange Commission, the Company intends file the CRFD IP Agreement with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (“Form 10-Q”). To the extent that the CRFD IP Agreement is   filed, the Company plans seek confidential treatment for certain terms of the CRFD IP Agreement at the time of filing of the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 8, 2014

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer